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                                                                   EXHIBIT 10(c)

                        GENERAL REINSURANCE CORPORATION

                     SUPPLEMENTAL BENEFIT EQUALIZATION PLAN

                           EFFECTIVE NOVEMBER 7, 1995
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                         GENERAL REINSURANCE CORPORATION

                     SUPPLEMENTAL BENEFIT EQUALIZATION PLAN

         General Reinsurance Corporation has heretofore established, effective January 1, 1976, in accordance with a resolution adopted by its Board of Directors on June 11, 1975, a Benefits Equalization Program to provide payments to certain key employees to insure that they will receive the full retirement benefits as provided by the Employee Retirement Plan of General Re Corporation and Its Affiliates (the "Retirement Plan"), without regard to the limitation provided by Section 5.7 thereof which is required by Section 415 of the Internal Revenue Code, as amended (the "Code").

         The Benefit Equalization Program was subsequently amended, effective January 1, 1988 to provide benefit payments to certain key executives to insure that they will receive the benefit of the full matching contributions provided by the Employee Savings Plan of General Re Corporation and Its Domestic Subsidiaries (the "Savings Plan"), without regard to the limitation provided by
Section 3.9 thereof which is required by Section 415 of the Internal Revenue Code. The Benefit Equalization Program has been further amended from time to time thereafter.

         General Reinsurance Corporation has further heretofore established, effective January 1, 1980 a Supplemental Executive Plan to provide deferred payments to certain key employees to supplement payments under the Retirement Plan. The Supplemental Executive Retirement Plan was subsequently amended, effective January 1, 1989, to provide benefit payments to certain key employees to insure that they will receive the full benefits provided under the Retirement Plan and the Savings Plan without regard to the compensation limitations in such Plans which are required by Section 401 (a) (17) of the code. The Supplemental Executive Retirement Plan was further amended and restated, effective January 1, 1991, to reflect that a portion of the benefits previously provided by the Plan will be provided through the Retirement Plan. The Supplemental Executive Retirement Plan has been further amended from time to time thereafter.

         The Benefit Equalization Program and the Supplemental Executive Retirement Plan were further amended, effective November 7, 1995, in accordance with a resolution adopted by the Compensation Committee of the Board of
Directors as of that same date, to consolidate both the Benefit Equalization Program and the Supplemental Executive Retirement Plan for ease of administration into one plan, hereinafter referred to as the Supplemental
Benefit Equalization Plan. The Supplemental Benefit Equalization Plan
as so amended and restated continues to provide benefits in accordance with the terms hereinafter set forth; provided, however, that the rights and benefits of any Former Participant on November 7, 1995 shall be governed by the terms and conditions of the Benefit Equalization Program and the Supplemental Executive Retirement Plan as each such plan was in effect on November 6, 1995.
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         The Supplemental Executive Retirement Plan is intended to be an "excess benefit plan" as that term is defined in Section 3 (36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to those Participants whose benefits under the Retirement Plan and/or Savings Plan have been limited by Section 415 of the Code, and a "top hat" plan meeting the requirements of Section 201 (2), 301 (a) (3), 401 (a) (1) and 402 (b) (6) of
ERISA with respect to those Participants whose benefits under the Retirement
Plan and/or the Savings Plan have been limited by Section 401 (a) (17) of the Code.

                                    ARTICLE I

                                   DEFINITIONS

         "Actuarial Equivalent" means an amount of approximately equal value computed in accordance with the definition of Actuarial Equivalent in Section
2.2 of the Retirement Plan.

         "Beneficiary" means a Retirement Beneficiary or Savings Beneficiary entitled to benefits under the Plan.

         "Benefit Equalization Program" means the Benefits Equalization Program adopted by the Company, amended from time to time, and subsequently consolidated into the Supplemental Benefit Equalization Program.

         "Board" means the Board of Directors of General Re Corporation and its Compensation Committee, amended from time to time thereafter, and subsequently consolidated into the Supplemental Benefit Equalization Plan.

         "Corporation Stock"  means the Common Stock of General Re Corporation.

         "Defined Contribution Dollar Limitation" means the Defined Contribution Dollar Limitation as defined in Section 3.9 of the Savings Plan, or any successor provision thereto.

         "Dependent Child" means the Dependent Child of a Participant as defined in Section 1.11 of the Retirement Plan.

         "Disability" means a disability qualifying an Employee for payments under the General Re Corporation Long Term Disability Plan, provided that such disability shall not be considered a termination of employment for purposes of this Plan.

         "Early Retirement Age" means the earliest age at which an Employee qualifies for early retirement under the Retirement Plan.
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         "Earnings" means the Participant's earning as defined in the Retirement
Plan.

         "Employer" means General Reinsurance Corporation and any parent, subsidiary and affiliate which shall elect, with the approval of the Board, to participate in the Plan.

         "ESOP Account" means the ESOP Account as defined in Section 1.22 of the Savings Plan.

         "ESOP Forfeitures" means the forfeitures allocated under Section 16.8 of the Savings Plan.

         "ESOP Matching Allocations" means the ESOP Matching Allocations made pursuant to Section 16.2 of the Savings Plan.

         "ESOP Supplemental Allocations" means the ESOP Supplemental allocations made pursuant to Section 16.3 of the Savings Plan.

         "ESOP Valuation Date": means the ESOP Valuation Date as established by
Section 1.25 of the Savings Plan.

         "Final Average Earnings" means Final Average Earnings as determined in accordance with Section 1.18 of the Retirement Plan.

         "Former Participant" means a terminated employee entitled to benefits under the Plan.

         "Maximum Benefit Provision" means Section 5.7 of the Retirement Plan, or any successor provision thereto.

         "Maximum Compensation Limitation" means the maximum limitation on compensation pursuant to Section 1.10 of the Savings Plan, or any successor provision thereto.

         "Maximum Earnings Limitation" means the maximum limitation on earnings pursuant to Section 1.13 of the Retirement Plan, or any successor provision thereto.

         "Participant" means any Employee who satisfies the eligibility requirements of Article II and commences participation hereunder.

         "Plan" means the Supplemental Benefit Equalization Plan as adopted by the Company and amended from time to time thereafter.

         "Plan Account" means a bookkeeping account established and maintained by the Plan Administrator in connection with the Plan to reflect the Retirement and Savings Benefits provided under the Plan.
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         "Plan Administrator"  means General Re Corporation.

         "Retirement" means a Participant's termination of employment by reason of retirement in accordance with the Retirement Plan.

         "Retirement Beneficiary" means the Spouse or Dependent Child of a Participant or Former Participant entitled to a Retirement Benefit under the Plan as a joint and survivor annuitant of the Former Participant, or as the Surviving Spouse or Dependent Child of the Participant.

         "Retirement Benefit"  means the benefit described under Section 5.1.

         "Retirement Plan" means the Employee Retirement Plan of General Re Corporation and its Affiliates, amended and restated January 1, 1995, and as from time to time amended.

         "Savings Beneficiary" means any person(s) designated pursuant to
Section 2.5 of the Savings Plan who is entitled to receive Savings Benefits hereunder upon the death of a Participant.

         "Savings Credits" means the credits granted a Participant under this Plan in accordance with Article VI hereof.

         "Savings Plan" means the Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries, amended and restated June, 1994 and from time to time amended.

         "Spouse" means the Spouse of a Participant as defined in Section 1.36 of the Retirement Plan.

         "Supplemental Benefit Equalization Plan" means the Supplemental Benefit Equalization Plan as adopted by the Company and amended from time to time thereafter.

         "Supplemental Executive Retirement Plan" means the Supplemental Executive Retirement Plan as adopted by the Company and amended from time to time thereafter and subsequently consolidated into the Plan.

         "Termination for Cause" means any separation from service by the Participant from his Employer which is effected by reason of fraud, deceit, or other gross misconduct by the Participant performed within the scope of his employment.
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         "Termination for Good Reason" means any separation from service by the
Participant because of (a) the involuntary assignment of the Participant to duties materially different from his position prior to such Change in Control,
(b) a reduction of the Participant's salary which is greater than ten percent of the Participant's salary at the annual rate in effect at the time of the Change in Control, or (c) the relocation of the Participant's regular assigned workplace by more than 25 additional miles from the Participant's then current residence.


                                   ARTICLE II

                           ELIGIBILITY AND FORFEITURE

         2.1 Each Employee, who has completed an hour of service on or after November 7, 1995, shall become a Participant as of the first day of any calendar year in which the Employee is appointed to the position of Assistant Secretary or above and with respect to which calendar year:

         (a) the Employee is a Participant in the Retirement Plan and the calculation of Retirement Income on behalf of such Employee requires a limitation in accordance with the application of the Maximum Earnings Limitation and/or the Maximum Benefit Provision, or

         (b) the Employee is a Participant in the Savings Plans and the ESOP Matching Allocation, ESOP Supplemental Allocation and ESOP Forfeitures made on behalf of such Employee under the Savings Plan are limited in accordance with the Maximum Compensation Limitation and/or the Maximum Contribution Provision.

         2.2 Except as provided in Article II and Article VIII, each Participant, Former Participant or Beneficiary shall have a non-forfeitable right to receive Benefits under the Plan.

         2.3 Any Participant who, without prior written approval of the Plan Administrator, enters into any employment or consultation arrangement (including service as an agent or as a member of a board of directors or trustees) either as a sole proprietor or in association with any person or entity where such arrangement or entity is, in the sole judgment of the Plan Administrator, competitive with the Company or any affiliate, shall forfeit all rights to benefits under this Program to the extent that such benefits have not been paid as of the commencement date of the competitive arrangement, and participation hereunder shall terminate.
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         2.4 Notwithstanding any provisions herein to the contrary, if a Change in Control occurs, all persons who are Participants and Former Participants at the time of a Change in Control shall have a non-forfeitable right to any Retirement Benefits and/or Savings Benefits under the Plan. A "Change in Control" shall occur if (i) any person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Company may be cast; (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election or combination of the foregoing, the persons who were prior to the institution thereof directors of the Company shall cease to constitute a majority of the Board of Directors of the Company; or (iii) stockholders of the Company shall approve an agreement pursuant to which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

         2.5 Notwithstanding the provision of Section 3.1, any Participant or Former Participant employed by General Reassurance Corporation as of November 14, 1988 shall have the right, subject to the provisions of Section 3.2, to the benefits accrued under the Plan as of such date; provided, however, that the Award Period for such Participant or Former Participant shall include employment for the 1988 calendar year, and further provided that in the event of the death of the Participant or Former Participant prior to the commencement of benefit payments in accordance with Article IV hereof, the Spouse of the Participant or Former Participant, if any, will have the right to a pre-retirement spouse's benefit (to be determined consistent with the provision of Section 6.2 of the Retirement Plan) if a pre-retirement spouse's benefits is payable under Section 6.2 of the Retirement Plan.

                                   ARTICLE III

                                     FUNDING

         3.1 The Plan will not be funded. The benefits provided hereunder shall be paid from the general assets of the Employer which employs the Participant on the date active employment ceases; provided, however; the Employer may provide such payments through a trust or trusts which are considered to be "rabbi trusts" meeting the requirements of Section 671 et seq. of the Code.


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                                   ARTICLE IV

                               RETIREMENT BENEFITS

         4.1 The monthly Retirement Benefit payable to a Participant or Retirement Beneficiary hereunder shall be the excess, if any, of

                  (A) the monthly benefit that would have been payable to such Participant or Retirement Beneficiary under the Retirement Plan calculated without regard to the Maximum Earnings Limitation and the Maximum Benefit Provision thereof but taking into account all options and elections made by the Participant under the Retirement Plan over
                  (B) the monthly benefit that such Participant or Retirement Beneficiary actually receives under the Retirement Plan.

         For purposes of determining the monthly benefit that would have been payable to such Participant or Retirement Beneficiary under the Retirement
Plan, Earnings under the Retirement Plan shall be deemed to include the entire dollar amount of the Annual Incentive Bonus payable to a Participant, regardless of the actual method of payment of such Bonus.


         4.2 For purposes of this Article IV, if a Participant is married at the time benefit payments are to commence, the Participant's monthly Retirement Benefit shall be paid as a 50% joint and survivor annuity with the Spouse as the joint annuitant. If, however, the Participant is not married at the time benefit payments are to commence, the Participant's monthly Retirement Benefit will be paid as a single life annuity. Notwithstanding the foregoing, if the Actuarial Equivalent of the total Retirement Benefit is less than $14,000, the Actuarial Equivalent of the total Retirement Benefit will be paid in one lump sum.

         4.3 For purposes of the Article IV, payments shall commence upon the earlier of the Participant's (a) termination of employment, (b) attainment of age 70 1/2, (c) cessation of a disability, or (d) death while an active employee. Payments shall terminate upon the death of the Participant if paid as a single life annuity or, if paid as a 50% joint and survivor annuity, payments shall terminate upon the later of the Participant's death or the death of the Retirement Beneficiary. In the event of the Participant's death while an active employee, the Surviving Spouse of the Participant, if any, or, in the absence of a Surviving Spouse, the Dependent Child of the Participant, will have the right to a pre-retirement spouse's benefit (to be determined consistent with the provision of Article VI of the Retirement Plan), if a pre-retirement spouse's benefit is payable under Article VI of the Retirement Plan.
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         4.4 (a) In the event of a Change in Control (as defined in Section
2.3), the Actuarial Equivalent of the total Retirement Benefit shall be paid in one lump sum payment to any Former Participant or Retirement Beneficiary to the extent that such Retirement Benefits have not been paid as of the date of the Change in Control.

         (b) If a Change in Control (as defined in Section 2.4) occurs, and the Participant's employment with the Company terminates (other than by reason of death, disability, retirement on or after Normal Retirement Date under the Retirement Plan, Termination for Cause, or voluntary termination by the Participant except for Good Reason) within two years thereafter, the Actuarial Equivalent of the total Retirement Benefit shall be paid in one lump sum payment to any such Participant.


                                    ARTICLE V

                                SAVINGS BENEFITS

         5.1 The Savings Benefits under this Program shall be granted to a Participant in the form of Savings Credits, which shall be allocated to the Program Account(s) maintained for the Participant. Such Program Account(s) shall be credited annually with the excess, if any, of

         (a) the sum of the ESOP Matching Allocations, ESOP Supplemental Allocations and ESOP Forfeitures that would have been allocated to such Participant's ESOP Account calculated without regard to the Maximum Compensation Limitation and the Defined Contribution Dollar Limitation but taking into account all options and elections made by the Participant under the Savings Plan, over

         (b) the sum of the ESOP Matching Allocations, ESOP Supplemental Allocations and ESOP Forfeitures actually allocated to such Participant's ESOP Account under the Savings Plan.

The Savings Credits allocated to a Participant's Program Account(s) shall be deemed to be invested in Corporation Stock. Such Savings Credits and any increase therein shall be deemed to vest in accordance with Article VI of the Savings Plan.

         5.2 When Savings Benefits under this Program are to be distributed, the Participant shall be entitled to receive payment equal to the total of the Savings Credits and any increase therein maintained in the Program Account(s) for the Participant. Such total vested value shall be determined as of the appropriate ESOP Valuation Date and shall be revalued annually thereafter as of December 31 each year. Payments shall be made in a series of approximately equal annual installments over a period of fifteen (15) years, or, if less, over a period not exceeding the Participant's life expectancy.
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Notwithstanding the foregoing, if the total vested value of such Savings
Benefits is equal to or less than $3,500, such total vested value will be paid to the Participant in a lump sum payment. In the event of the Participant's death, a lump sum payment in cash shall be paid to the Savings Beneficiary.

         5.3 For purposes of this Article V, payment shall commence upon the earliest of the Participant's (a) termination of employment, (b) attainment of age 70 1/2, or (c) cessation of disability or (d) death while an active employee.

         5.4 (a) If a Change in Control (as defined in Section 2.4) occurs, and the Participant's employment with the Company terminates (other than by reason of death, disability, retirement on or after Normal Retirement Date under the Retirement Plan, Termination for Cause or voluntary termination by the Participant except for Good Reason) within two years thereafter, the total vested value of the Savings Benefits shall be paid in one lump sum payment to any such Participant.

         (b) In the event of a Change in Control (as defined in Section 2.4), the total Savings Benefit shall be paid in one lump sum payment to any Former Participant or Savings Beneficiary to the extent that such Savings Benefits have not been paid as of the date of the Change in Control.

                                   ARTICLE VI

                               PLAN ADMINISTRATION

         6.1 The general administration of the Plan and the responsibility for carrying out the provision thereof shall be placed with the Plan Administrator.

         6.2 The Plan Administrator shall have the power to interpret and construe the Plan, to determine all questions of eligibility and the status and rights of Employees and Participants and others pursuant to the Plan and to establish rules for the administration of the Plan and the transaction of its business. The determination or action of the Plan Administrator with respect to any question arising out of or in connection with the administration of the Plan shall be final and conclusive and binding upon all persons having an interest in the Plan.

         6.3 In addition to any implied powers and duties which may be needed to carry out the provisions of the Plan, the Plan Administrator shall have the following specific powers and duties:

         (a) to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan.

         (b) to interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions, provided,
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however, that all such interpretations and decisions shall be applied in a uniform manner to all Participants similarly situated;

         (c) to decide all questions concerning the Plan, in accordance with the provisions hereof;

         (d) to compute the amount of benefits which shall be payable to any Participant, Former Participant or Beneficiary pursuant to the Plan in accordance with the provisions of the Plan; and

         (e) to notify the Employer of the amount of benefits provided hereunder for each Participant, Former Participant or Beneficiary; and

         (f) to delegate its duties hereunder as the Plan Administrator determines at its discretion.

         (g) The Company shall indemnify the Plan Administrator and any agent or employee thereof against any and all liability occasioned by any act or omission in good faith. No bond or other security shall be required of the Plan Administrator for faithful performance of its duties hereunder.

                                  ARTICLE VII

                           AMENDMENT OR DISCONTINUANCE

         8.1 The Company, with approval of the Board, reserves the right without the consent of any person, at any time and from time to time, to amend, modify, suspend or discontinue the Plan. No such action shall (a) adversely affect the rights of any Participant who at the time of such action has a non-forfeitable right to receive benefits as provided in Section 2.2, or (b) change the forfeiture provisions of Article II except to the extent such change is necessary to prevent any Participant from including as income for tax purposes the value of unpaid Retirement Benefits and/or Savings Benefits hereunder.

                                   ARTICLE VIII

                                NON-ASSIGNABILITY

         9.1 No Participant may anticipate, encumber, alienate, pledge, sell or assign any of his rights, claims or interests in the Plan, and no right arising by reason of the Plan shall in any way be subject to the debts, contracts, or engagement of any Participant or to legal process of any kind.
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                                    ARTICLE IX

                                  GOVERNING LAW

         10.1 The Plan shall be construed, administered and regulated in accordance with the laws of the State of Connecticut, without giving effect to conflicts of law principles, except to the extent that such laws are preempted by Federal law.


Dated:  November 7, 1995